UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Mariner Energy, Inc.

(Name of Registrant as Specified In Its Charter)

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Mariner Energy, Inc. distributed the following communication and materials to its employees on October 14, 2010:
Mariners-
This communication concerns Schedule 5.9(c) to the Agreement and Plan of Merger, by and among Apache Corporation, ZMZ Acquisitions LLC (n/k/a Apache Deepwater LLC), and Mariner Energy, Inc., dated April 14, 2010. Schedule 5.9(c) has been changed to cover the circumstances under which Mariner employees may receive enhanced severance. It now provides for a retention period ending December 31, 2010 instead of 60 days after closing. The changes are reflected in the attached updated Summary of Employee Retention/Severance Arrangements which includes revised Schedule 5.9(c).
Additional Information
     In connection with the Merger, Mariner and Apache have filed a definitive proxy statement/prospectus and other documents with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING MARINER, APACHE, AND THE MERGER.
     A definitive proxy statement/prospectus will be sent to stockholders of Mariner seeking their approval of the Merger. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by Mariner and Apache with the SEC at the SEC’s website, www.sec.gov. Copies of the documents filed with the SEC by Mariner are available free of charge on Mariner’s website at www.mariner-energy.com under the tab “Investor Information” or by contacting Mariner’s Investor Relations Department at 713-954-5558. Copies of the documents filed with the SEC by Apache are available free of charge on Apache’s website at www.apachecorp.com under the tab “Investors” or by contacting Apache’s Investor Relations Department at 713-296-6000. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.
Participants in Solicitation
     Mariner, its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Mariner in connection with the Merger. Information concerning the interests of the persons who may be “participants” in the solicitation is set forth in the definitive proxy statement/prospectus. Information concerning beneficial ownership of Mariner stock by its directors and certain executive officers is included in its proxy statement dated March 29, 2010 and subsequent statements of changes in beneficial ownership on file with the SEC.
     Apache, its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Mariner in connection with the Merger. Information concerning the interests of the persons who may be “participants” in the solicitation is set forth in the definitive proxy statement/prospectus. Information concerning beneficial ownership of Apache stock by its directors and certain executive officers is included in its proxy statement dated March 31, 2010 and subsequent statements of changes in beneficial ownership on file with the SEC.
Forward-Looking Statements
     This summary contains “forward-looking statements” that involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including: statements regarding the anticipated timing of filings and approvals relating to the Merger; statements regarding the expected timing of the completion of the Merger; statements regarding the ability to complete the Merger considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include, among others: the possibility that one or more closing conditions for the Merger may not be satisfied or waived, including the failure to obtain the requisite approval of Mariner’s stockholders or the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; the effects of disruption from the Merger making it more difficult to maintain relationships with employees, business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the control of Mariner or Apache; and other risks and uncertainties discussed in documents filed with the SEC by Mariner and Apache.

Pending Acquisition of Mariner Energy, Inc. by Apache Corporation
SUMMARY OF EMPLOYEE RETENTION/SEVERANCE ARRANGEMENTS FOR
MARINER EMPLOYEES HIRED BEFORE MAY 21, 2010*
1.	Closing:

If you remain employed by Mariner until the closing date:
•	Your unvested standard annual restricted stock awards fully vest.

•	Your unvested deferred cash bonus awards (offshore personnel) fully vest.

•	You receive a closing bonus of no less than your 2009 annual bonus paid in March 2010 (or if employed for less than full-year 2009 or hired in 2010, a bonus in an amount determined by Mariner).

•	You become an employee of Apache (or one of its subsidiaries) with credit for Mariner service.
2.	Between Closing and December 30, 2010:
•	If you voluntarily terminate without good reason, you receive basic severance.

“Basic severance” means severance benefits under Mariner’s severance plan. “Good reason” is a voluntary termination that is a “qualifying event” under the severance plan (as recognized and approved by the Plan Administrator) or that entitles you to separation benefits under your employment or change of control agreement, as applicable.

•	If you voluntarily terminate for good reason, you receive enhanced severance.

“Enhanced severance” is your annual base salary plus severance/separation benefits under either Mariner’s severance plan or your employment or change of control agreement, as applicable.

•	If Apache terminates you without cause, you receive enhanced severance.

“Without cause” is an involuntary termination that is a “qualifying event” under the severance plan or is described in your employment or change of control agreement, as applicable.

•	If Apache terminates you because you fail its background check or drug test, you receive basic severance.

•	All waiver and release requirements continue to be a condition to receive severance.
3.	On December 31, 2010:
•	If you voluntarily terminate for any reason, you receive enhanced severance.

•	If Apache terminates you without cause, you receive enhanced severance.

•	If you have an employment or change of control agreement with Mariner and accept permanent employment with Apache, you must waive your rights under the agreement effective December 31, 2010.

•	All waiver and release requirements continue to be a condition to receive severance.
October 13, 2010

4.	Between Closing and December 31 of the year in which Closing occurs:
•	Vacation continues to be earned and any unused vacation is carried over to the next year or paid upon employment termination, as applicable, on terms no less favorable than Mariner’s existing Vacation and Attendance Policy.
5.	Between January 1, 2011 and February 15, 2011:
•	If you remain employed by Apache on February 15, 2011, you receive a retention bonus of no less than the amount of your closing bonus paid on the closing date.

*	This summary supersedes in its entirety the summary dated July 15, 2010. This summary is entirely qualified by reference to (i) the attached Schedule 5.9(c) to the Agreement and Plan of Merger, by and among Apache Corporation, ZMZ Acquisitions LLC (n/k/a Apache Deepwater LLC), and Mariner Energy, Inc., dated April 14, 2010 (the “Merger Agreement”), (ii) the Merger Agreement, filed as Exhibit 2.1 to Mariner’s Form 8-K filed on April 16, 2010 with the Securities and Exchange Commission, (iii) Mariner’s Second Amended and Restated Employee Severance Plan, effective December 1, 2009, (iv) Mariner’s Vacation and Attendance Policy, effective January 1, 2007, and (v) your employment agreement or change of control agreement with Mariner.
Additional Information
     In connection with the Merger, Mariner and Apache have filed a definitive proxy statement/prospectus and other documents with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING MARINER, APACHE, AND THE MERGER.
     A definitive proxy statement/prospectus will be sent to stockholders of Mariner seeking their approval of the Merger. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by Mariner and Apache with the SEC at the SEC’s website, www.sec.gov. Copies of the documents filed with the SEC by Mariner are available free of charge on Mariner’s website at www.mariner-energy.com under the tab “Investor Information” or by contacting Mariner’s Investor Relations Department at 713-954-5558. Copies of the documents filed with the SEC by Apache are available free of charge on Apache’s website at www.apachecorp.com under the tab “Investors” or by contacting Apache’s Investor Relations Department at 713-296-6000. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.
Participants in Solicitation
     Mariner, its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Mariner in connection with the Merger. Information concerning the interests of the persons who may be “participants” in the solicitation is set forth in the definitive proxy statement/prospectus. Information concerning beneficial ownership of Mariner stock by its directors and certain executive officers is included in its proxy statement dated March 29, 2010 and subsequent statements of changes in beneficial ownership on file with the SEC.
     Apache, its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Mariner in connection with the Merger. Information concerning the interests of the persons who may be “participants” in the solicitation is set forth in the definitive proxy statement/prospectus. Information concerning beneficial ownership of Apache stock by its directors and certain executive officers is included in its proxy statement dated March 31, 2010 and subsequent statements of changes in beneficial ownership on file with the SEC.
October 13, 2010

Forward-Looking Statements
     This summary contains “forward-looking statements” that involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including: statements regarding the anticipated timing of filings and approvals relating to the Merger; statements regarding the expected timing of the completion of the Merger; statements regarding the ability to complete the Merger considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include, among others: the possibility that one or more closing conditions for the Merger may not be satisfied or waived, including the failure to obtain the requisite approval of Mariner’s stockholders or the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; the effects of disruption from the Merger making it more difficult to maintain relationships with employees, business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the control of Mariner or Apache; and other risks and uncertainties discussed in documents filed with the SEC by Mariner and Apache.
October 13, 2010

Section 5.9(c) of the Company Schedule
The Parent [Apache], Merger Sub and Company [Mariner] agree to implement the following employment arrangements; provided, however, that the provisions of Sections 2 and 3 of this Schedule 5.9(c) shall not apply to any employee hired by the Company on or after May 21, 2010.
1. Employment; Service.
At Closing, all Company employees will become employees of Apache (or one of its Subsidiaries) and receive credit for all periods of service with the Company (and with predecessor employers with respect to which the Company and its Subsidiaries shall have granted service credit) for all purposes.
2. Retention.
(a) An employee who remains employed until the Closing Date shall be paid a cash closing bonus within 10 days after the Closing Date of not less than 100% of his or her 2009 bonus (as paid in 2010). For purposes of determining the minimum closing bonus for an employee who did not have a full year of service in 2009, the amount of the closing bonus will be determined by the Company in its discretion.
(b) An employee who remains employed on February 15, 2011 shall be paid a cash retention bonus of not less than 100% of his or her 2009 bonus (as paid in 2010) on February 15, 2011. The amount of the minimum cash retention bonus paid on February 15, 2011 will equal the amount of the closing bonus.
3. Severance.
(a) An employee who (i) is covered by a change of control agreement or employment agreement and (ii) accepts a formal written offer of permanent employment with Apache that includes a work assignment, compensation and benefits package will be required to waive his or her rights under such agreement effective December 31, 2010.
(b) If, during the period beginning on the Closing Date and ending on December 30, 2010, an employee voluntarily terminates his or her employment for a reason that is not a “Qualifying Termination” (as defined below) or if an employee is terminated due to failure to satisfy Apache’s background check and drug testing requirements, and if in either case such employee is not entitled to benefits pursuant to paragraph (e) below, he or she will be entitled to a lump sum payment of an amount equal to severance under the Second Amended and Restated Mariner Energy, Inc. Employee Severance Plan, effective as of December 1, 2009 (the “Mariner Severance Plan”), payable as if subject to the terms of the Mariner Severance Plan.
(c) If, during the period beginning on the Closing Date and ending on December 31, 2010, the employment of an employee terminates as a result of a Qualifying Termination (as defined below), he or she will be entitled to a lump sum payment of an amount equal to his or her annual base salary plus severance under the Mariner Severance Plan, payable as if subject to the terms of the Mariner Severance Plan.
October 13, 2010

(d) Notwithstanding the foregoing Section 3(c), if during the period beginning on the Closing Date and ending on December 31, 2010, an employee who has an employment agreement or a change of control agreement with the Company terminates as a result of a Qualifying Termination, he or she will be entitled to (1) a lump sum payment of an amount equal to (i) his or her annual base salary, plus (ii) the severance payment payable under the “Applicable Agreement,” and (2) the welfare benefit continuation coverage provided under the terms of the Applicable Agreement. The “Applicable Agreement” means the applicable employment or change of control agreement covering the employee.
(e) If an employee remains employed on December 30, 2010, and terminates his or her employment for any reason as of December 31, 2010, then he or she will be entitled to a lump sum payment of an amount equal to his or her annual base salary, and either (i) severance under the Mariner Severance Plan, payable as if subject to the terms of the Mariner Severance Plan, or (ii) severance under any Applicable Agreement, plus the welfare benefit continuation coverage provided under the terms of the Applicable Agreement.
(f) A “Qualifying Termination” shall mean (i) if an employee is subject to an employment agreement or a change in control agreement, a termination of employment that would entitle the employee to separation benefits under that document, or (ii) if the employee is not subject to such an agreement, a “Qualifying Event” as defined under the Mariner Severance Plan.
(g) In no event shall an employee be entitled to receive payment under more than one Section of Sections 3(b), 3(c), 3(d) or 3(e) above.
(h) All of the Company’s existing waiver and release requirements to receipt of severance shall continue to be a condition to receive severance.
4. Vacation.
From and after the Closing Date through December 31 of the calendar year in which the Closing Date occurs, employees shall continue to earn vacation at a rate no less favorable than under the Company’s vacation policy in effect on the date of this Agreement (“Vacation Policy”) and be entitled to use any unused vacation in the subsequent calendar year on a basis no less favorable than under such Vacation Policy, and shall be entitled to receive payment for any unused vacation upon termination of employment in accordance with the Vacation Policy.
October 13, 2010